SECURED DEMAND PROMISSORY NOTE

Norwalk, Connecticut
______________, 2008	$_____

FOR VALUE RECEIVED, SPLINTERNET HOLDINGS, INC., a Delaware corporation with an address at 535 Connecticut Avenue, 2nd floor, Norwalk, Connecticut 06854 (the “Maker”), hereby promises to pay to the order of James C. ACKERLY, with an address at 364 Rowayton Avenue, Rowayton, Connecticut 06853, or assigns (the “Holder”), the principal sum of _______________________ Dollars in lawful money of the United States, plus interest thereon at the rate set forth below, ON DEMAND.

1. Payments.

Maker promises to pay interest on the principal amount of this Note outstanding at a rate equal to eight (8.0%) percent per annum. Maker hereby agrees to repay the principal amount of this Note, and the interest which shall accrue on this Note, upon written demand therefor by the Holder. When any date on which principal and interest are due and payable falls on a Saturday, Sunday or legal holiday, then such payment shall be due and payable on the first business day immediately following.

Prepayment of all or any part of the principal due and owing on this Note may be made on any date without any additional premium or penalty. All payments made on this Note shall be applied first to amounts other than principal and interest which may then be due hereunder, then to interest accrued to the date of the payment and then to the outstanding principal amount of this Note.

In the event any payment due hereunder is not made within five (5) days after the due date, interest shall accrue on such unpaid amount at the rate of fifteen (15.0%) percent per annum from the due date.

2. Waivers.

No delay or failure on the part of the Holder in exercising any right, privilege or option hereunder shall operate as a waiver thereof or of any event of default, nor shall any single or partial exercise of any such right, privilege or option preclude any further exercise thereof, or the exercise of any other right, privilege or option.

Maker waives demand, presentment for payment, notice of dishonor, protest and notice of protest and any notice or demands of any kind are hereby expressly waived.

3. Security Agreement.

The obligations of the Maker under this Note shall be secured by that certain Security Agreement, dated as of the date hereof, by and among Splinternet Holdings, Inc., Splinternet Communications, Inc., a Connecticut corporation, and James C. Ackerly.

4. Miscellaneous.

(a) Maker shall be responsible for all costs and expenses, including court costs and reasonable attorneys’ fees incurred in connection with collection of payments due under this Note.

(b) This Note shall be governed by and interpreted in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed within such State. Maker (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of Connecticut and the jurisdiction of the United States District Courts in the State of Connecticut for the purpose of any suit, action or other proceeding arising out of or based upon this Note, or the subject matter hereof brought by Holder, and (ii) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or this Note or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives in any such action, suit, or proceeding any offsets or counterclaims. Maker hereby consents to service of process by certified mail or by a nationally recognized overnight delivery service at its address set forth herein and agrees that this submission to jurisdiction and this consent to service of process by mail or overnight delivery is made for the express benefit of Holder. Final judgment against Maker in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of Maker therein described, or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that Holder may at its option bring suit, or institute other judicial proceedings, against Maker or any of their assets in any state or Federal court of the United States or of any country or place where Maker or its assets may be found.

(c) MAKER HEREBY WAIVES ITS RIGHTS TO A JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that related to the subject matter of this Note, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Maker hereby acknowledges that this waiver is a material inducement to enter into a business relationship, that Holder has already relied on the waiver in entering into this Note and that Holder will continue to rely on the waiver in related future dealings. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Note.

(d) All notices, consents and other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the addresses specified in the first paragraph of this Note. Notices shall be effective upon the date of receipt; provided, however, that a notice sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of mailing.

(e) Time is of the essence with respect to this Note.

IN WITNESS WHEREOF, this Note has been executed and delivered by Maker on the ___ day of ____________, 20__.

SPLINTERNET HOLDINGS, INC.

By:
Name:
Title:

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